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                                                                    EXHIBIT 12.1

                           AVALONBAY COMMUNITIES, INC.
   RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS



                                             Three Months      Year           Year           Year           Year           Year
                                                Ended          Ended          Ended          Ended           Ended          Ended
                                               March 31,    December 31,   December 31,   December 31,   December 31,   December 31,
                                                 2003          2002           2001           2000            1999           1998
                                             ------------   ------------   ------------   ------------   ------------   ------------
 Income before gain on sale of communities
      and extraordinary item                     $ 20,368       $112,309       $173,399       $159,039       $115,147        $91,803

 (Plus) Minority interest in consolidated
      partnerships                                    598          1,771          (161)          1,086          1,231          1,373
                                             ------------   ------------   ------------   ------------   ------------   ------------

             Earnings before fixed charges       $ 20,966       $114,080       $173,238       $160,125       $116,378        $93,176
                                             ------------   ------------   ------------   ------------   ------------   ------------

 (Plus) Fixed charges:
          Portion of rents representative
              of the interest factor             $    113       $    527       $    472       $    461       $    526       $    293
          Interest expense                         34,369        120,559        102,069         81,973         73,337         53,179
          Interest capitalized                      6,206         29,937         27,635         18,328         21,888         14,724
          Preferred dividend                        3,688         17,896         32,497         39,779         39,779         28,132
                                             ------------   ------------   ------------   ------------   ------------   ------------

             Total fixed charges (1)             $ 44,376       $168,919       $162,673       $140,541       $135,530        $96,328
                                             ------------   ------------   ------------   ------------   ------------   ------------
 (Less):
          Interest capitalized                      6,206         29,937         27,635         18,328         21,888         14,724
          Preferred dividend                        3,688         17,896         32,497         39,779         39,779         28,132
                                             ------------   ------------   ------------   ------------   ------------   ------------

             Earnings (2)                        $ 55,448       $235,166       $275,779       $242,559       $190,241       $146,648
                                             ============   ============   ============   ============   ============   ============

             Ratio (2 divided by 1)                  1.25           1.39           1.70           1.73           1.40           1.52
                                             ============   ============   ============   ============   ============   ============



                           AVALONBAY COMMUNITIES, INC.
                       RATIOS OF EARNINGS TO FIXED CHARGES


                                             Three Months      Year           Year           Year           Year           Year
                                                 Ended         Ended          Ended          Ended          Ended          Ended
                                               March 31,    December 31,   December 31,   December 31,   December 31,   December 31,
                                                 2003          2002           2001           2000           1999           1998
                                             ------------   ------------   ------------   ------------   ------------   ------------
 Income before gain on sale of communities
      and extraordinary item                     $ 20,368       $112,309       $173,399       $159,039       $115,147        $91,803

 (Plus) Minority interest in consolidated
      partnerships                                    598          1,771          (161)          1,086          1,231          1,373
                                             ------------   ------------   ------------   ------------   ------------   ------------

             Earnings before fixed charges       $ 20,966       $114,080       $173,238       $160,125       $116,378        $93,176
                                             ------------   ------------   ------------   ------------   ------------   ------------

 (Plus) Fixed charges:
          Portion of rents representative
              of the interest factor             $    113       $    527       $    472       $    461       $    526        $   293
          Interest expense                         34,369        120,559        102,069         81,973         73,337         53,179
          Interest capitalized                      6,206         29,937         27,635         18,328         21,888         14,724
                                             ------------   ------------   ------------   ------------   ------------   ------------

             Total fixed charges (1)             $ 40,688       $151,023       $130,176       $100,762         95,751         68,196
                                             ------------   ------------   ------------   ------------   ------------   ------------

 (Less):
          Interest capitalized                      6,206         29,937         27,635         18,328         21,888         14,724
                                             ------------   ------------   ------------   ------------   ------------   ------------

             Earnings (2)                        $ 55,448       $235,166       $275,779       $242,559       $190,241       $146,648
                                             ============   ============   ============   ============   ============   ============

             Ratio (2 divided by 1)                  1.36           1.56           2.12           2.41           1.99           2.15
                                             ============   ============   ============   ============   ============   ============


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